As filed with the Securities and Exchange Commission on June 28, 2024

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MDXHEALTH SA
(Exact name of Registrant as specified in its charter)

Belgium	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CAP Business Center
Zone Industrielle des Hauts-Sarts
4040 Herstal, Belgium
+32 4 257 70 21
(Address and telephone number of Registrant’s principal executive offices)

MDxHealth, Inc.
15279 Alton Parkway — Suite 100
Irvine, CA 92618
United States
+1 949-812-6979
(Name, address, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark R. Busch Patrick J. Rogers K&L Gates 300 S. Tryon St., Suite 1000 Charlotte, NC 28202 United States +1 704-331-7400	Roel Meers Baker McKenzie BV/SRL Avenue du Boulevard 21 1210 Brussels Belgium +32 2 639 36 11

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standards” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 28, 2024

MDXHEALTH SA

2,243,060 Ordinary Shares Underlying Warrants

This prospectus relates to up to 2,243,060 ordinary shares, no nominal value, of MDxHealth SA (the “Company”) issuable upon due and valid exercise of the Warrants (as defined below), and that the selling securityholders identified in this prospectus may, upon due and valid issuance of such ordinary shares, sell from time to time in one or more transactions in amounts, at prices and on terms that will be determined at the time of the offering. The ordinary shares being offered for resale (the “Resale Shares”) include (i) 1,243,060 ordinary shares issuable upon the exercise of warrants issued on June 20, 2024, pursuant to the Credit Agreement, dated May 1, 2024, by and between the Company, as guarantor, MDxHealth, Inc., a wholly-owned subsidiary of the Company, as borrower, and one or more funds managed by OrbiMed Advisors LLC (“OrbiMed”) as the lenders and administrative agent (the “OrbiMed Warrants”) and (ii) 1,000,000 ordinary shares issuable upon the exercise of warrants issued on June 20, 2024, pursuant to the Second Amendment, dated August 23, 2023, to the Asset Purchase Agreement, dated August 2, 2022, by and between the Company and Genomic Health, Inc. (the “GHI Warrants”, and together with the OrbiMed Warrants, the “Warrants”). The OrbiMed Warrants are exercisable immediately as of the date of issuance and expire on June 20, 2029. The GHI Warrants are exercisable immediately as of the date of issuance and expire on August 22, 2028. We issued the Warrants to the selling securityholders in transactions not involving any public offering. See the section entitled “Selling Securityholders” in this prospectus.

Our registration of the Resale Shares covered by this prospectus does not mean that the selling securityholders will offer or sell any of the Resale Shares. The selling securityholders may, upon due and valid issuance of the Resale Shares, offer, sell or distribute all or a portion of the Resale Shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of Resale Shares. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of the Resale Shares.

This prospectus describes the general manner in which, upon due and valid issuance of the Resale Shares, the Resale Shares may be offered and sold by the selling securityholders. If necessary, the specific manner in which the Resale Shares may be offered and sold will be described in a supplement to this prospectus. Any such prospectus supplement may also add, update or change information in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with this offering. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectuses, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “MDXH.” On June 27, 2024, the latest reported sale price for our ordinary shares was $2.37.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

Our business and an investment in our securities involve significant risks. See “Risk Factors” beginning on page 4 for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC” or “Commission”), utilizing a “shelf” registration process. Under this shelf process, the selling securityholders may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities the selling securityholders may offer. From time to time, we may provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and any free writing prospectus we may authorize for use in connection with such offering, including the information incorporated by reference. Neither we, nor the selling securityholders, have authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus we may authorize for use in connection with such offering, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

The selling securityholders are not offering to sell, nor seeking offers to buy, securities in any jurisdictions where such offers and sales are not permitted. The distribution of this prospectus and any accompanying prospectus supplement and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We are a limited liability company (naamloze vennootschap/société anonyme) incorporated under the laws of Belgium. Certain of our directors and officers named in this prospectus are not citizens or residents of the United States and a portion of the assets of the directors and officers named in this prospectus and a portion of our assets are located outside of the United States. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against us in U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Belgium, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws.

We are incorporated in Belgium, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the U.S. Securities and Exchange Commission (“SEC”), we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This prospectus and the information incorporated herein or therein by reference contains market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. This prospectus and the information incorporated herein or therein by reference include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, we may refer to our trademarks included or incorporated by reference in this prospectus or any prospectus supplement without the TM or ® symbols, but any such references are not intended to indicate that we will not assert, to the fullest extent permitted under applicable law, our rights to our trademarks or other intellectual property. All trademarks, service marks and trade names included or incorporated by reference in this prospectus or any related prospectus supplement are the property of their respective owners.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “MDxHealth,” the “Company,” “our company,” “we,” “us,” and “our” refer to MDxHealth SA and its wholly owned subsidiaries.

All references in this prospectus to “$” are to U.S. dollars and all references to “€” are to Euros.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent filings with the SEC including our Annual Reports on Form 20-F and Reports on Form 6-K, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About the Company

We are a commercial-stage precision diagnostics company providing non-invasive, clinically actionable and cost-effective urologic solutions to improve patient care. Our core menu of testing solutions, Select mdx for Prostate Cancer (“Select mdx”), Confirm mdx for Prostate Cancer (“Confirm mdx”), and Genomic Prostate Score (“GPS”), provide personalized genomic insights to both physicians and patients navigating the complexities of prostate cancer diagnosis and treatment. Our other testing solutions address related urologic diseases and conditions that are often managed by the same specialists who utilize our core prostate cancer tests. Each of our cutting-edge molecular diagnostic technologies provides patient-specific results enabling tailored approaches that enhance patient well-being while minimizing the need for invasive and unnecessary treatments and procedures.

More than 7,000 physicians have ordered over 250,000 MDxHealth tests. We have established a systematic approach to bring our precision diagnostic solutions to market, centered on proactive engagement, education, and market expansion aimed at healthcare professionals and their patients. Each of our core tests, Select mdx, Confirm mdx and GPS, have been included in prostate cancer detection and treatment guidelines published by the National Comprehensive Cancer Network, a non-profit alliance of the 31 leading cancer centers in the United States, and each core test has also successfully completed formal technical assessment review for Medicare reimbursement, culminating in positive final local coverage determinations.

Building from the foundation of our complementary marketed products, we are committed to sustained growth, with our core management principles defined by a commitment to focus, commercial execution and operating discipline throughout our organization. Our dedicated commercial team concentrates on cultivating relationships with major community urology centers, prioritizing those with significant patient volumes. We foster enduring connections with key physicians and practice groups who serve populations eligible for our solutions. Our overarching objective is to provide comprehensive support to physicians utilizing our tests throughout the entire patient journey, from initial diagnosis to advanced prostate cancer management.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Start-ups Act of 2012, as amended (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of our internal controls over financial reporting; and

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We may take advantage of these exemptions until such time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a “large accelerated filer” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three year period, by our company of more than $1.0 billion in non-convertible debt securities held by non-affiliates; and (iv) December 31, 2026.

We may choose to take advantage of some but not all of these reduced burdens. For example, we intend to take advantage of the exemption from the auditor attestation on the effectiveness of our internal control over financial reporting. Accordingly, the information that we provide shareholders may be different from what you might obtain from other public companies.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under IFRS, as issued by the IASB, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our board of directors and our principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD (Fair Disclosure), which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of the members of the board of directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies.

Corporate History and Additional Information

We were incorporated on January 10, 2003 as a company with limited liability (naamloze vennootschap/société anonyme) incorporated and operating under the laws of Belgium. We are registered with the legal entities register (Liège) under enterprise number 0479.292.440. We were publicly listed on Euronext Brussels in June 2006. American Depositary Shares (“ADS”), each representing 10 ordinary shares of the Company, began trading on the Nasdaq Capital Market on November 4, 2021. On November 13, 2023, we completed a 1-for-10 reverse stock split of our ordinary shares, after which each ADS represented one ordinary share. On November 27, 2023, we completed the mandatory exchange of all of our ADSs for one ordinary share each and subsequently terminated the Company’s ADS facility, at which time the ordinary shares were admitted to listing on the Nasdaq Capital Market under the symbol “MDXH”. Following a transition period of three weeks, the Company de-listed its ordinary shares from Euronext Brussels and, as of December 18, 2023, our ordinary shares began solely trading on the Nasdaq Capital Market. In October 2010, the Company’s name was changed from OncoMethylome Sciences SA to MDxHealth SA. We have two directly held, wholly owned subsidiaries: MDxHealth, Inc., a Delaware company incorporated in April 2003, and MDxHealth B.V., a Dutch company incorporated in September 2015. Our agent for service of process in the United States is MDxHealth, Inc., which is located at 15279 Alton Parkway — Suite 100, Irvine, CA 92618. MDxHealth, Inc.’s telephone number is +1 949-812-6979.

Our headquarters and principal executive offices are located at CAP Business Center, Zone Industrielle des Hauts-Sarts, Rue d’Abhooz 31, 4040 Herstal, Belgium, our telephone number is +32 4 257 70 21 and our email is info@mdxhealth.com. Our website address is www.mdxhealth.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our ordinary shares.

For additional information related to our business and operations, please refer to the reports and other information incorporated herein by reference, including the Annual Report on Form 20-F of MDxHealth SA for the year ended December 31, 2023, as described under the caption “Incorporation of Certain Information by Reference” on page 16 of this prospectus.

THE OFFERING

Ordinary Shares Offered by Selling Securityholders	Up to 2,243,060 ordinary shares

Use of Proceeds	We will not receive any proceeds from the sale of our ordinary shares by the selling securityholders.

Risk Factors	Investing in our ordinary shares involves risks. See “Risk Factors” and other information contained herein or otherwise incorporated by reference herein before deciding to invest in shares of our ordinary shares.

Nasdaq Stock Market Symbol	“MDXH.”

RISK FACTORS

Investing in the securities to be offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the risk factor described below and the important factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 20-F filed with the SEC and incorporated herein by reference, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, and any risk factors and other information described in the applicable prospectus supplement or relevant free writing prospectus for such issuance before investing in any securities that may be offered. For further details, see the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

A sale of a substantial number of shares of common stock by the selling securityholders could cause the price of our common stock to decline.

The Resale Shares that may be resold by the selling securityholders pursuant to this prospectus, if issued, would currently represent a material portion of the total outstanding shares in the Company, and, following the effectiveness of the registration statement of which this prospectus forms a part, such Resale Shares may be sold by the selling securityholders in the public market without restriction. If the selling securityholders sell, or the market perceives that the selling securityholders intend to sell for various reasons, substantial amounts of such Resale Shares in the public market, the price of our ordinary shares may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Any of the risk factors referred to above could significantly and negatively affect our business, results of operations or financial condition, which may lower the trading price of our securities. The risks referred to above are not the only ones that we face. Additional risks not currently known by us or risks that we currently deem immaterial may also impair our business and operations. You should only consider investing in our securities if you can bear the risk of loss of your entire investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, base prospectus and the financial statements and other documents incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may”, “potential”, “will”, “goal”, “next”, “aim”, “explore” or other similar expressions in this prospectus. The sections in our periodic reports, including our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, titled “Risk Factors,” “Information on the Company,” and “Operating and Financial Review and Prospects,” as well as other sections in this prospectus and the documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

●	our plans relating to commercializing our tests and related diagnostic products and services (collectively “tests”, “testing solutions” or “solutions”) and the rate and degree of market acceptance of our solutions;

●	the size of the market opportunity for our Confirm mdx, Select mdx, Resolve mdx, Monitor mdx and Genomic Prostate Score (“GPS”) tests and other future tests and solutions we may commercialize or may develop;

●	the acceptance of our testing solutions by healthcare providers;

●	the willingness of health insurance companies and other payers to cover our testing solutions and adequately reimburse us for such solutions;

●	our plans relating to the further development of testing solutions;

●	existing regulations and regulatory developments in the United States, Europe and other jurisdictions;

●	our ability to obtain and maintain regulatory approvals and comply with applicable regulations;

●	timing, progress and results of our research and development programs;

●	the period over which we estimate our existing cash will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to attract and retain qualified employees and key personnel;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our testing solutions and technology;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	the possibility that the anticipated benefits from our business acquisitions will not be realized in full or at all or may take longer to realize than expected;

●	cost associated with defending intellectual property infringement, product liability and other claims;

●	uncertainties associated with global macroeconomic conditions; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors.”

These statements reflect our views with respect to future events as of the date of this prospectus and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents referenced in this prospectus and filed as exhibits to the registration statement, of which the base prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our cash and cash equivalents, capitalization and indebtedness, each as of May 31, 2024.

The following information should be read in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus. You should read this table together with our consolidated financial statements and related notes, as well as the sections titled “Operating and Financial Review and Prospects” in our Annual Report on Form 20-F for the year ended December 31, 2023 and the other financial information incorporated by reference in this prospectus. For more details on how you can obtain the documents incorporated by reference in this prospectus, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

(in thousands)	As of May 31, 2024
Cash and cash equivalents	$20,690
Capitalization:
Share capital	173,931
Issuance premium	153,177
Retained Earnings	(348,843)
Share-based compensation	12,412
Translation reserve	(1,021)
Total equity	(10,344)
Loans and borrowings
Long-term	51,021
Short-term	646
Total loans and borrowings	51,667
Total capitalization	$41,323

The number of ordinary shares to be outstanding is based on 27,288,093 shares outstanding as of May 31, 2024, and excludes:

●	1,631,873 ordinary shares issuable upon the exercise of outstanding warrants granted under our warrant plans, at a weighted average exercise price of $10.43 per share;

●	up to $50,000,000 in ordinary shares we may issue from time to time through our equity offering program pursuant to the Sales Agreement between the Company and TD Securities (USA) LLC, dated April 30, 2024;

●	ordinary shares we may issue as a portion of earn-out amounts due under the agreement pursuant to which we acquired the Genomic Prostate Score (formerly Oncotype DX GPS) prostate cancer business and 1,000,000 ordinary shares issuable upon exercise of the GHI Warrants at an exercise price of $5.265 per share (subject to potential customary adjustments); and

●	1,243,060 ordinary shares issuable upon exercise of the OrbiMed Warrants at an exercise price of $2.4134 per share (subject to potential customary adjustments).

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. However, upon exercise of the Warrants, we would receive the exercise price of any such Warrants from the Warrant holders in connection with the issuance of the Resale Shares. The net proceeds from the sale by the selling securityholders of the Resale Shares offered by this prospectus will be received by the selling securityholders.

The selling securityholders will pay any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel, one counsel to OrbiMed and our independent registered public accounting firm.

SELLING SECURITYHOLDERS

The ordinary shares being offered by the selling securityholders are those issuable to the selling securityholders, upon exercise of the Warrants. We are registering the ordinary shares issuable upon the exercise of the Warrants in order to permit the selling securityholders to offer the ordinary shares for resale from time to time, upon their issuance. Except for the ownership indicated in the table below or as otherwise described in the footnotes to the table, the selling securityholders have not had any material relationship with us within the past three years.

The table below lists the selling securityholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling securityholders. The second column lists the number of ordinary shares beneficially owned by each selling securityholders, based on its ownership of the ordinary shares and Warrants, as of June 28, 2024, assuming exercise of the Warrants held by the selling securityholders on that date, without regard to any limitations on exercises.

The third column lists the ordinary shares being offered by this prospectus by the selling securityholders.

In accordance with the terms of a registration rights agreement with certain selling securityholders, this prospectus generally covers the resale of the maximum number of ordinary shares issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the ordinary shares offered by the selling securityholders pursuant to this prospectus.

The selling securityholders have sole voting and investment power with respect to all of the ordinary shares beneficially owned by them unless otherwise indicated.

Name of Selling Securityholder	Number of Ordinary Shares Beneficially Owned Prior to Offering (1)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus (2)	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Ordinary Shares Owned After Offering
Entities affiliated with OrbiMed (3)	1,243,060	1,243,060	-	*
Genomic Health, Inc. (4)	1,941,171	1,000,000	941,171	3.4%

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares underlying options or warrants currently exercisable, or exercisable within 60 days of June 28, 2024, are deemed outstanding for purposes of computing the beneficial ownership of the person holding such options or warrants but are not deemed outstanding for computing the beneficial ownership of any other person. Except where we had knowledge of such ownership, the number presented in this column may not include shares held in street name or through other entities over which the selling securityholder has voting and dispositive power. Includes ordinary shares issuable upon exercise in full of the Warrants.
(2)	Assumes the exercise in full of the Warrants held by the selling securityholders, without regard to any limitations on exercise.
(3)	Consists of (i) 881,906 warrants exercisable for 881,906 ordinary shares held by OrbiMed Royalty & Credit Opportunities IV, LP (“OrbiMed IV”); and (ii) 361,154 warrants exercisable for 361,154 ordinary shares held by OrbiMed Royalty & Credit Opportunities IV Offshore, LP (“OrbiMed IV Offshore”). OrbiMed IV and OrbiMed IV Offshore are both managed by OrbiMed Advisors LLC (“OrbiMed Advisors”). By virtue of such relationships, OrbiMed Advisors may be deemed to have voting and investment power with respect to the securities held by OrbiMed IV and OrbiMed IV Offshore as noted above and as a result may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises its voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the OrbiMed Warrants, and shares issuable upon exercise of such warrants, held by OrbiMed IV and OrbiMed IV Offshore. The business address of the OrbiMed entities is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th Floor, New York, NY 10022.
(4)	Ownership amounts and percentages do not include ordinary shares we may issue as a portion of earn-out amounts due pursuant to the Asset Purchase Agreement, dated August 2, 2022, by and between the Company and Genomic Health, Inc., as amended. The business address of Genomic Health, Inc. is 5505 Endeavor Lane, Madison, WI 53719.

PLAN OF DISTRIBUTION

We are registering the ordinary shares of MDxHealth SA, no nominal value per share, which we refer to herein as “Resale Shares,” issued to the selling securityholders to permit the sale, transfer or other disposition of the Resale Shares by the selling securityholders or their donees, pledgees, transferees or other successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling securityholders of the Resale Shares. We will bear all fees and expenses incident to our obligation to register the Resale Shares.

After issuance of the Resale Shares upon exercise of the Warrants, the selling securityholders may sell all or a portion of such issued Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering) or agent’s commissions. The Resale Shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling securityholders may use any one or more of the following methods when selling Resale Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Resale Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	to or through underwriters or purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such Resale Shares at a stipulated price per Resale Share;

●	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling securityholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as amended, or the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. If the selling securityholders effect such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2121.01.

In connection with sales of the Resale Shares or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Shares in the course of hedging in positions they assume. The selling securityholders may also sell Resale Shares short and if such short sale takes place after the date that this Registration Statement is declared effective by the Commission, the selling securityholders may deliver Resale Shares covered by this prospectus to close out short positions and to return borrowed Resale Shares in connection with such short sales. The selling securityholders may also loan or pledge Resale Shares to broker-dealers that in turn may sell such Resale Shares, to the extent permitted by applicable law. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling securityholders have been advised that they may not use Resale Shares the resale of which has been registered on this registration statement to cover short sales of our ordinary shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders may also transfer and donate the Resale Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling securityholders and any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act including Rule 172 thereunder and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Each selling securityholder has informed the Company that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of ordinary shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which such the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8.0%).

Under the securities laws of some U.S. states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling securityholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

Each selling securityholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the selling securityholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

We will pay all expenses of the registration of the Resale Shares, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling securityholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify certain selling securityholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling securityholders will be entitled to contribution. We may be indemnified by certain selling securityholders against certain civil liabilities as set forth in the registration rights agreement, including liabilities under the Securities Act, that may arise from any written information furnished to us by such selling securityholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

DESCRIPTION OF SHARE CAPITAL AND OTHER SECURITIES

Ordinary Shares

A description of our ordinary shares can be found in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023 under the heading “Description of Securities Registered Under Section 12 of the Securities Exchange Act of 1934 – I. Ordinary Shares”, which description is incorporated by reference herein.

Warrants

OrbiMed Warrants

The material terms and provisions of the OrbiMed Warrants are summarized below and are qualified in their entirety by the full text of the form of OrbiMed Warrant, which is filed as Exhibit 4.3 to the Report on Form 6-K filed by the Company with the SEC on May 1, 2024 (Film No. 24900285).

Amount and Exercise Price: The OrbiMed Warrants represent the right to purchase 1,243,060 ordinary shares at an exercise price of $2.4134 per ordinary share.

Exercisability and Term. The OrbiMed Warrants are immediately exercisable and terminate on June 20, 2029.

Adjustments. The OrbiMed Warrants provide for certain customary share adjustment provisions, as well as weighted average price protection in certain circumstances.

Transferability. Subject to compliance with the Securities Act, the OrbiMed Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the OrbiMed Warrants, and we do not expect a market to develop. We do not intend to apply to list the OrbiMed Warrants on any securities exchange.

Rights as a Shareholder. The holders of the OrbiMed Warrants do not have the rights or privileges of a holder of our ordinary shares until the holder exercises the OrbiMed Warrants. However, the holders have the right to attend general shareholders’ meetings of the Company as the holder of a subscription right (inschrijvingsrecht / droit de souscription) to the extent permitted by applicable Belgian law. The holders of the OrbiMed Warrants will not have any voting rights with respect to general meetings of the Company nor any dividend rights until the underlying ordinary shares have been issued to it upon exercise of any OrbiMed Warrant.

Limits on Exercise. The exercisability or exchangeability of the OrbiMed Warrants may be limited in certain circumstances if, after giving effect to such exercise or exchange, the holder or any of its affiliates would beneficially own (as determined pursuant to Section 13(d) of the Exchange Act) more than 9.99% of our total issued and outstanding ordinary shares.

GHI Warrants

The material terms and provisions of the GHI Warrants being offered pursuant to this prospectus are summarized below and are qualified in their entirety by the full text of the GHI Warrants, which are filed as Exhibit 99.10 to the Report on Form 6-K filed by the Company with the SEC on May 16, 2024.

Amount and Exercise Price: The GHI Warrants represent the right to purchase 1,000,000 ordinary shares at an exercise price of $5.265 per ordinary share.

Exercisability and Term. The GHI Warrants are immediately exercisable, provided that a minimum number of GHI Warrants with an aggregate Exercise Price of at least $250,000 are exercised by the holder, and terminate on August 22, 2028.

Adjustments. The GHI Warrants provide for certain customary share adjustment provisions.

Transferability. The GHI Warrants are not transferrable without the express consent of the Company.

Exchange Listing. There is no established public trading market for the GHI Warrants, and we do not expect a market to develop. We do not intend to apply to list the GHI Warrants on any securities exchange.

Rights as a Shareholder. The holder of the GHI Warrants does not have the rights or privileges of a holder of our ordinary shares, including any voting or dividend rights, until the holder exercises the GHI Warrants. However, the holder has the right to attend general shareholders’ meetings of the Company as the holder of a subscription right (inschrijvingsrecht / droit de souscription) to the extent permitted by applicable Belgian law. The holder of the GHI Warrants will not have any voting rights with respect to general meetings of the Company nor any dividend rights until the underlying ordinary shares have been issued to it upon exercise of any GHI Warrant.

TAXATION

You should carefully read the discussion of the material U.S. federal income and Belgium tax considerations associated with the ownership and disposition of our securities set forth in our Annual Report on Form 20-F for the year ended December 31, 2023 under the heading “Item 10. Additional Information – E. Taxation”, incorporated by reference herein, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, in those portions of our Reports on Form 6-K furnished under the Exchange Act and specifically incorporated by reference herein or as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2023.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities being offered by this prospectus and other legal matters concerning this offering relating to Belgium law will be passed upon for us by Baker McKenzie BV/SRL. In addition, certain legal matters in connection with any offering of securities by this prospectus may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of MDxHealth SA at December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, which are incorporated by reference into this prospectus have been so included in reliance on the report of BDO Réviseurs d’Entreprises SRL, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement given on the authority of such firm as experts in accounting and auditing. The registered business address of BDO Réviseurs d’Entreprises SRL is Da Vincilaan 9, 1930 Zaventem, Belgium.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You should read our registration statements and their exhibits and schedules for further information with respect to us and the securities offered by this prospectus. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we file any of these documents as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 of the Exchange Act. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, U.S. domestic reporting companies.

We maintain a corporate website at www.mdxhealth.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form F-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 30, 2024;

●	our Reports on Form 6-K furnished to the SEC on February 16, 2024, May 1, 2024, May 1, 2024 and June 20, 2024; and

●	the description of our ordinary shares contained in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on April 30, 2024.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MDxHealth SA

CAP Business Center

Zone Industrielle des Hauts-Sarts

4040 Herstal, Belgium

+32 4 257 70 21

You may also access these documents on our website, www.mdxhealth.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee.

SEC registration fee	$796
Legal fees and expenses	65,000
Accounting fees and expenses	5,400
Miscellaneous expenses	10,000

Total	$81,196

ENFORCEMENT OF CIVIL LIABILITIES

We are a corporation organized under the laws of Belgium. Certain of our directors are citizens and residents of countries other than the United States, and certain of our assets are located outside of the United States. Accordingly, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident officers and directors;

●	to bring an original action in a Belgian court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident officers or directors; and

●	to enforce against us or our directors in non-U.S. courts, including Belgian courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

The U.S. currently does not have a treaty with Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitral awards, in civil and commercial matters. Consequently, a final judgment rendered by any federal or state court in the United States, whether or not predicated solely upon U.S. federal or state securities laws, would not automatically be enforceable in Belgium. Actions for the recognition and enforcement of judgments of U.S. courts are regulated by Articles 22 to 25 of the 2004 Belgian Code of Private International Law. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium, unless (in addition to compliance with certain technical provisions) the Belgian courts are satisfied of the following:

●	The effect of the recognition or enforcement of judgment is not manifestly incompatible with (Belgian) public order.

●	The judgment did not violate the rights of the defendant.

●	The judgment was not rendered in a matter where the parties did not freely dispose of their rights, with the sole purpose of avoiding the application of the law applicable according to Belgian international law.

●	The judgment is not subject to further recourse under U.S. law.

●	The judgment is not incompatible with a judgment rendered in Belgium or with a prior judgment rendered abroad that might be recognized in Belgium.

●	The claim was not filed outside Belgium after a claim was filed in Belgium, if the claim filed in Belgium relates to the same parties and the same subject and is still pending.

●	The Belgian courts did not have exclusive jurisdiction to rule on the matter.

●	The U.S. court did not accept its jurisdiction solely on the basis of either the presence of the plaintiff or the location of goods not direct linked to the dispute in the United States.

●	The judgment did not concern the deposit or validity of intellectual property rights when the deposit or registration of those intellectual property rights was requested, done or should have been done in Belgium pursuant to international treaties.

●	The judgment did not relate to the validity, operation, dissolution, or liquidation of a legal entity that has its main seat in Belgium at the time of the petition of the U.S. court.

●	If the judgment relates to the opening, progress or closure of insolvency proceedings, it is rendered on the basis of the European Insolvency Regulation (EC Regulation No. 1346/2000 of May 29, 2000) or, if not, that (a) a decision in the principal proceedings is taken by a judge in the state where the most important establishment of the debtor was located or (b) a decision in territorial proceedings was taken by a judge in the state where the debtor had another establishment than its most important establishment.

●	The judgment submitted to the Belgian court is authentic under the laws of the state where the judgment was issued; in case of a default judgment, it can be shown that under locally applicable laws the invitation to appear in court was properly served on the defendant; a document can be produced showing that the judgment is, under the rules of the state where it was issued, enforceable and was properly served on the defendant.

In addition, with regard to the enforcement by legal proceedings of any claim (including the exequatur of foreign court decisions in Belgium), a registration tax of 3% (to be calculated on the total amount that a debtor is ordered to pay) is due, if the sum of money that the debtor is ordered to pay by a Belgian court judgment, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtor is liable for the payment of the registration tax. A stamp duty is payable for each original copy of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

MDXHEALTH SA

2,243,060 Ordinary Shares Underlying Warrants

PROSPECTUS

, 2024

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under Belgian law, the directors of a company may be liable for damages to our company in case of improper performance of their duties. Our directors may be liable to our company and to third parties for infringement of our articles of association or Belgian company law. Under certain circumstances, directors may be criminally liable. We maintain liability insurance for the benefit of our directors and members of our executive management team.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended, and have entered into agreements with our directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under Belgian law, these agreements will provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

These agreements may discourage shareholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 9. Exhibits

The following exhibits have been filed as part of this registration statement:

3.1	Articles of Association of MDxHealth SA (English Translation) (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (No. 333-260213) filed with the Commission on October 13, 2021)
3.2	Corporate Governance Charter of MDxHealth SA (English Translation) (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (No. 333-260213) filed with the Commission on October 13, 2021)
4.1	Form of OrbiMed Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Report on Form 6-K filed with the Commission on May 1, 2024)
4.2	Form of GHI Warrant (incorporated by reference to Exhibit 99.10 to the Registrant’s Report on Form 6-K filed with the Commission on May 16, 2024)
5.1	Opinion of Baker McKenzie BV/SRL
10.1	Registration Rights Agreement, dated June 20, 2024, by and among the Company and the OrbiMed parties (incorporated by reference to Exhibit 1.1 to the Registrant’s Report on Form 6-K filed with the Commission on June 20, 2024)
23.1	Consent of BDO Réviseurs d’Entreprises SRL, Independent Registered Public Accounting Firm
23.3	Consent of Baker McKenzie BV/SRL (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this registration statement)
107	Filing Fee Table

Item 10. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, California, on June 28, 2024.

MDxHealth SA

By:	/s/ Michael McGarrity
Name:	Michael McGarrity
Title:	Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Michael McGarrity and Joseph Sollee, and each of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

June 28, 2024	/s/ Michael McGarrity
Michael McGarrity Chief Executive Officer and Director (Principal Executive Officer)

June 28, 2024	/s/ Ron Kalfus
Ron Kalfus Chief Financial Officer (Principal Financial and Accounting Officer)

June 28, 2024	/s/ Koen Hoffman
Koen Hoffman (acting through Ahok BV) Chairman of the Board of Directors

June 28, 2024	/s/ Dr. Lieve Verplancke
Dr. Lieve Verplancke (acting through Qaly-Co Sàrl) Director

June 28, 2024	/s/ Hilde Windels
Hilde Windels (acting through Hilde Windels BV) Director

June 28, 2024	/s/ Dr. Regine Slagmulder
Dr. Regine Slagmulder (acting through Regine Slagmulder BV) Director

June 28, 2024	/s/ Dr. Eric Bednarski
Dr. Eric Bednarski Director

June 28, 2024	/s/ Donnie (Don) M. Hardison
Donnie (Don) M. Hardison Director

SIGNATURE OF AUTHORIZED US REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of MDxHealth SA, has signed this registration statement on Form F-3 on June 28, 2024.

MDxHealth, Inc.

By:	/s/ Michael McGarrity
Name:	Michael McGarrity
Title:	Chief Executive Officer